 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 24, 2016

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Greene Street – Suite 1101, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

(212) 226-4265
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2016, Applied Minerals, Inc. (the ”Company”) entered into Investment Agreements for the sale of Units at $.15 per Unit (the “Offering”). Each Unit consisted of one share of Common Stock and one five-year warrant to purchase .3 of a share of Common Stock. 3.33 Warrants can be exercised to acquire one whole share of Common Stock for $0.25.

A total of 10,933,333 Units were sold in the Offering for an aggregate of $1,640,000. There were 15 purchasers of the Units. The purchasers included John Levy and Robert Betz, directors of the Company, each of whom invested $50,000, and three funds managed by David Taft, a director of the Company. The funds invested a total of $200,000.

In connection with the Offering, the Company entered into registration rights agreements with each of the purchasers.

The forms of Investment Agreement, Warrant, and Registration Rights Agreement used in connection with the Offering are attached as exhibits

Item 8.01 Other Events.

Om June 27, 2016, the Company issued the press release that is exhibit 99.4 to this filing.

Item 9.01(d) Financial Statements and Exhibits.

Exhibit 99.1 Form of Investment Agreement entered in connection with the Offering

Exhibit 99.2 Form of the Warrant issued in connection with the Offering

Exhibit 99.3 Form of Registration Rights Agreement entered into in connection with the Offering

Exhibit 99.4 Press Release issued in connection with the Offering

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	June 27, 2016	/s/ ANDRE ZEITOUN
By: Andre Zeitoun
President and Chief Executive Officer